UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2017

New York REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36416	27-1065431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500 Boston, Massachusetts 02114
(Address, including zip code, of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2017, New York REIT, Inc. (the “Company”) sold its properties located at 245-249 West 17th Street and 218 West 18th Street in New York, New York for $514.1 million to Columbia Property Trust, Inc., an unaffiliated third party. The properties were part of the collateral for the Company’s cross collateralized and secured loan in the original principal amount of $760 million.  In connection with the sale, the Company paid approximately $348 million on account of the loan as required by the loan documents resulting in a remaining outstanding principal balance on the loan of $333.9 million.  After satisfaction of debt, pro-rations and closing costs the Company received net proceeds of approximately $146.2 million.

Item 8.01.	Other Events

On October 11, 2017, the Company issued a press release with respect to the transaction described in Item 2.01. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 8.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated October 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of October, 2017.

NEW YORK REIT, INC.

By:	/s/ Wendy Silverstein
Wendy Silverstein Chief Executive Officer and President